   As filed with the Securities and Exchange Commission on February 28, 2000
                                                   Registration No. 333-________
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           CONCUR TECHNOLOGIES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                  91-1608052
  (State or Other Jurisdiction                     (I.R.S. Employer
of Incorporation or Organization)                 Identification No.)


                            6222 185/th/ Avenue NE
                          Redmond, Washington 98052
         (Address of Principal Executive Offices, including Zip Code)

                       1998 Employee Stock Purchase Plan
                          1998 Equity Incentive Plan
                           1999 Stock Incentive Plan
                           (Full Title of the Plans)

                                S. Steven Singh
                     President and Chief Executive Officer
                           Concur Technologies, Inc.
                            6222 185/th/ Avenue NE
                           Redmond, Washington 98052
                                (425) 702-8808
           (Name, Address and Telephone Number of Agent For Service)

                                  Copies to:

                             Horace L. Nash, Esq.
                           Nicholas S. Khadder, Esq.
                              Fenwick & West LLP
                             Two Palo Alto Square
                          Palo Alto, California 94306

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                           Proposed
                                                            Maximum             Proposed Maximum
      Title of Securities            Amount to be        Offering Price        Aggregate Offering          Amount of
        to be Registered              Registered          Per Share ($)             Price ($)          Registration Fee
============================================================================================================================
Common Stock
 Par value $0.001 per share          2,597,565 (1)        22.40625 (2)             58,201,691               15,366
----------------------------------------------------------------------------------------------------------------------------
Common Stock
 Par value $0.001 per share          1,128,825 (3)           23.25 (4)             26,245,182                6,929
============================================================================================================================

(1) Additional shares available for grant as of February 28, 2000 under the 1998 Equity Incentive Plan and available for issuance under the 1998 Employee Stock Purchase Plan, and shares available for grant under the 1999 Stock Incentive Plan.

(2) Estimated pursuant to Rule 457(c) solely for the purposes of calculating the registration fee. The proposed maximum offering price per share is based upon the average of the high and low prices for a share reported on the Nasdaq National Market on February 22, 2000.

(3) Shares subject to outstanding options as of February 28, 2000 under the 1999 Stock Incentive Plan.

(4) Weighted average exercise price for such outstanding options pursuant to Rule 457(h)(1).

                           Concur Technologies, Inc.
                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.
------    ---------------------------------------


          The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) The Registrant's latest annual report on Form 10-K for the fiscal year ended September 30, 1999.

          (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999 and Registrant's Current Report on Form 8-K filed with the Commission on February 24, 2000.

          (c) The description of the Registrant's Common Stock in Registrant's Registration Statement on Form 8-A filed with the Commission on December 7, 1998 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.   Description of Securities.
-------   -------------------------

          Not applicable; the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel.
------    --------------------------------------

          The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Fenwick & West LLP, Palo Alto, California. Matthew P. Quilter, an attorney at Fenwick & West LLP is the Secretary of the Registrant. Attorneys at Fenwick & West LLP own an aggregate of 4,190 shares of our common stock.

Item 6.   Indemnification of Directors and Officers and Limitation of Liability.
------    ---------------------------------------------------------------------

          As permitted by Section 145 of the Delaware General Corporation Law ("DGCL"), the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
(iii) under section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by
Section 145 of the DGCL, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL (except if such person is seeking indemnity in connection with a proceeding (or part thereof) initiated by such person and not authorized by the Board of Directors); (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the DGCL; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors and executive officers to the fullest extent permitted by the DGCL in connection with a proceeding (except if the expenses incurred by such person are incurred because the Registrant is directly bringing a claim, in a proceeding, against such person, alleging that such person has breached his or her duty of loyalty to the Registrant, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction); (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnity agreements with its directors, officers, employees and agents; and (v) the Registrant may not retroactively amend the Bylaw provisions relating to indemnity.

     The Registrant's policy is to enter into Indemnity Agreements with each of its directors and executive officers. The Indemnity Agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims:
(i) initiated by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification under the indemnity agreements; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Exchange Act and related laws; (iv) on account of conduct by an indemnified party that is finally adjudged to have been in bad faith or conduct that the indemnified party did not reasonably believe to be in, or not opposed to, the best interests of the Registrant; (v) on account of any criminal action or proceeding arising out of conduct that the indemnified party had reasonable cause to believe was unlawful; or (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     The Indemnity Agreement requires a director or executive officer to reimburse the Registrant for expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, his or her indemnity agreement or otherwise to be indemnified for such expenses. The Indemnity Agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, Delaware law or otherwise.

     The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act.

     As authorized by the Registrant's Bylaws, the Registrant has obtained directors and officers liability insurance.

Item 7.   Exemption from Registration Claimed.
------    -----------------------------------

          Not applicable.

Item 8.   Exhibits.
------    --------

   Exhibit
   Number                               Exhibit Title
   ------                               -------------
   4.01 Registrant's Certificate of Incorporation (incorporated herein by reference to Exhibit 3.01 of the Registrant's Registration Statement on Form S-1 (Reg. No. 333-62299) declared effective by the Commission on December 16, 1998 (the "December 1998 S-1")).
   4.02 Registrant's Certificate of Designation (incorporated herein by reference to Exhibit 3.02 of the December 1998 S-1).
   4.03 Registrant's Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 4.03 of the Registration Statement on Form S-8 (Reg. No. 333-70455) filed with the Commission on January 12, 1999).
   4.04        Registrant's Bylaws (incorporated herein by reference to Exhibit
               3.04 of the December 1998 S-1).
   4.05 Specimen Certificate for Registrant's Common Stock (incorporated herein by reference to Exhibit 4.01 of the December 1998 S-1).
   4.06 Third Amended and Restated Information and Registration Rights Agreement dated May 26, 1999 (incorporated herein by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K, as amended, filed with the Commission on June 1, 1999).
   4.07 Registrant's 1998 Equity Incentive Plan and related documents (incorporated herein by reference to Exhibit 10.02 of the December 1998 S-1).
   4.08 Registrant's 1998 Employee Stock Purchase Plan and related documents (incorporated herein by reference to Exhibit 10.04 of the December 1998 S-1).
   4.09        Registrant's 1999 Stock Incentive Plan and related documents.
   5.01 Opinion of Fenwick & West LLP regarding legality of securities being registered.
  23.01        Consent of Fenwick & West LLP (included in Exhibit 5.01)
  23.02        Consent of Ernst & Young LLP, Independent Auditors.
  24.01 Power of Attorney (contained on the signature pages of this Registration Statement).

Item 9.   Undertakings.
------    ------------

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               Provided, however, that paragraphs (1)(i) and (1)(ii) above do
               --------  -------
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redmond, state of Washington, on this 28th day of February, 2000.

                                     Concur Technologies, Inc.


                                 By:   /s/ S. Steven Singh
                                     --------------------------------------
                                     S. Steven Singh
                                     President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints S. Steven Singh and Sterling R. Wilson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                                   Date
---------                          -----                                   ----
Principal Executive Officer:

 /s/ S. Steven Singh               President, Chief Executive Officer      February 28, 2000
-------------------------------
S. Steven Singh                    and Chairman of the Board

Principal Financial and
Principal Accounting Officer:

 /s/ Sterling R. Wilson            Chief Financial Officer and Executive   February 28, 2000
-------------------------------
Sterling R. Wilson                 Vice President of Operations

Directors:

 /s/ Michael W. Hilton             Director                                February 22, 2000
-------------------------------
Michael W. Hilton

 /s/ Jeffrey D. Brody              Director                                February 28, 2000
-------------------------------
Jeffrey D. Brody

_______________________________    Director                                February 28, 2000
Norman A. Fogelsong

 /s/ Russell P. Fradin             Director                                February 28, 2000
-------------------------------
Russell P. Fradin

 /s/ Michael J. Levinthal          Director                                February 28, 2000
-------------------------------
Michael J. Levinthal

 /s/ James D. Robinson             Director                                February 28, 2000
-------------------------------
James D. Robinson

                                 Exhibit Index
                                 -------------


   Exhibit
   Number                                         Exhibit Title
   ------                                         -------------
    4.09       Registrant's 1999 Stock Incentive Plan and related documents.
    5.01 Opinion of Fenwick & West LLP regarding legality of securities being registered.
   23.02       Consent of Ernst & Young LLP, Independent Auditors.